As filed with the Securities and Exchange Commission on February 5, 2013

Registration Statement No. 333-185409

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.2

to

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CROSSTEX ENERGY, L.P.*
CROSSTEX ENERGY FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	5172	16-1616605
Delaware	5172	27-1735230
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Classification Code Number)

2501 Cedar Springs Dallas, Texas 75201 (214) 953-9500	Joe A. Davis Crosstex Energy, L.P. 2501 Cedar Springs Dallas, Texas 75201 (214) 953-9500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Douglass M. Rayburn

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201-2980

(214) 953-6500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
7 1/8% Senior Notes due 2022	$250,000,000	100%	$250,000,000	$34,100
Guarantees(3)	—	—	—	—	(3)

(1)                                 Determined in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2)                                 Previously paid.

(3)                                 No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

*                                         Includes certain subsidiaries of Crosstex Energy, L.P. identified on the following page.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBSIDIARY GUARANTORS

Exact name of registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No

Crosstex Energy Services, L.P.	Delaware	76-0712100
Crosstex Operating GP, LLC	Delaware	20-0911547
Crosstex Energy Services GP, LLC	Delaware	11-3666493
Crosstex Processing Services, LLC	Delaware	20-3724409
Crosstex Pelican, LLC	Delaware	76-0526767
Sabine Pass Plant Facility Joint Venture	Texas	20-3891951
Crosstex LIG Liquids, LLC	Louisiana	74-2525634
Crosstex Gulf Coast Marketing Ltd.	Texas	75-2900544
Crosstex CCNG Processing Ltd.	Texas	76-0496658
Crosstex North Texas Pipeline, L.P.	Texas	20-2411513
Crosstex North Texas Gathering, L.P.	Texas	20-2411793
Crosstex NGL Marketing, L.P.	Texas	20-3366107
Crosstex NGL Pipeline, L.P.	Texas	20-3302827
Crosstex Permian, LLC	Texas	45-2159739
Crosstex Permian II, LLC	Texas	45-2606245
Crosstex ORV Holdings, Inc.	Delaware	45-5620843
West Virginia Oil Gathering, LLC	Delaware	46-0971147
Appalachian Oil Purchasers, LLC	Delaware	46-0957570
Kentucky Oil Gathering, LLC	Delaware	46-0961286
Ohio Oil Gathering II, LLC	Delaware	46-0982823
Ohio Oil Gathering III, LLC	Delaware	46-0999236
OOGC Disposal Company I, LLC	Delaware	46-1002082
M & B Gas Services, LLC	Delaware	46-1002323

*                 The address for each registrant’s principal executive office is 2501 Cedar Springs, Dallas, Texas 75201 and the telephone number for each registrant’s principal executive office is 214-953-9500.

EXPLANATORY NOTE

Crosstex Energy, L.P. and Crosstex Energy Finance Corporation are filing this pre-effective Amendment No. 2 (the “Amendment”) to the Registration Statement on Form S-4 (Registration No. 333-185409) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibit 5.1 previously filed with the Registration Statement and to file a new Exhibit 5.2.  Other than the filing of the exhibits and corresponding changes to the signature pages, the remainder of the Registration Statement is unchanged. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits.  The Prospectus is unchanged and has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Crosstex Energy, L.P.

Subject to any standards or restrictions set forth in a partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

The partnership agreement of Crosstex Energy, L.P. provides that the Partnership will, to the fullest extent permitted by law, indemnify and hold harmless (i) the general partner, (ii) any departing general partner, (iii) any person who is or was an affiliate of the general partner or any departing general partner, (iv) any person who is or was a member, partner, officer, director, employee, agent, fiduciary or trustee of any Group Member (as defined in the partnership agreement), the general partner or any departing general partner or any affiliate of any Group Member, the general partner or any departing general partner or (v) any person who is or was serving at the request of the general partner or any departing general partner or any affiliate of the general partner or any departing general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person (each, an “Indemnitee”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a person other than the general partner) not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful.

Any indemnification under these provisions will only be out of the assets of the Partnership, and the general partner shall not be personally liable for, or have any obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, such indemnification. The Partnership may purchase (or reimburse the general partner or its affiliates for the cost of) insurance, on behalf of the general partner, its affiliates and such other persons as the general partner shall determine, against liabilities asserted against and expenses incurred by such persons in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such person against liabilities under the partnership agreement.

The general partner has entered into indemnification agreements (the “Indemnification Agreements”) with its directors and executive officers (collectively, the “Executive Indemnitees”), who serve as directors and officers of the Partnership. Under the terms of the Indemnification Agreements, the general partner has agreed to indemnify each Executive Indemnitee, subject to certain conditions, (i) against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Executive Indemnitee or on his or her behalf if such person is, by reason of his or her status as a director and/or officer of the general partner or a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise with which such person was serving at the request of the general partner (any such status being referred to as a “Corporate Status”), made or threatened to be made a party to or otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding irrespective of the initiator thereof (each, a “Proceeding”) or any claim, issue or matter therein, other than a Proceeding by or in the right of the general partner; (ii) if such person is, by reason of his or her Corporate Status, made or threatened to be made a party to or otherwise involved in any Proceeding brought by or in the right of the general partner to procure a judgment in its favor, except that no indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which such Executive Indemnitee shall have been adjudged to be liable to the general partner, unless and only to the extent that a court shall otherwise determine; (iii) against all expenses actually and reasonably incurred by such person or on his or her behalf in connection with any such Proceeding for which such Executive Indemnitee is entitled to indemnification pursuant to (i) or (ii) in which the Executive Indemnitee is successful on the merits or otherwise in the defense of such Proceeding; (iv) against expenses actually and reasonably incurred by such person or on his or her behalf in connection with a Proceeding to the extent that such Executive Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which such person is not a party; (v) against costs or expenses (including attorneys’ fees and disbursements) incurred by the Executive Indemnitee in cooperating with any person, persons or entity determining whether the Executive Indemnitee is entitled to indemnification; and (vi) against any and all expenses actually and reasonably incurred by such Executive Indemnitee in any judicial adjudication of his or her rights under the Indemnification Agreements, but only if (and only to the extent) he or she prevails therein. To the extent that a change in the laws of the State of Delaware permits greater indemnification or advancement of expenses than would be afforded under the Indemnification Agreements as of the date of the Indemnification Agreements, the Executive Indemnitee shall enjoy the greater benefits so afforded by such change.

In addition, under the terms of the Indemnification Agreements, the general partner has agreed to pay all reasonable expenses incurred by an Executive Indemnitee in connection with any Proceeding pursuant to (i) or (ii) above in advance of the final disposition of such Proceeding no later than 10 days after receipt by the general partner of an undertaking by or on behalf of the Executive Indemnitee to repay such amount to the extent that it is ultimately determined that the Executive Indemnitee is not entitled to be indemnified by the general partner.

The Indemnification Agreements also include provisions that specify the procedures and presumptions that are to be employed to determine whether an Executive Indemnitee is entitled to indemnification thereunder. In some cases, the nature of the procedures specified in the Indemnification Agreements varies depending on whether there has occurred a “Change in Control” (as defined in the Indemnification Agreements) of the general partner.

Crosstex Energy GP, LLC

Additionally, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever. Section 7.01(a) of the Amended and Restated Limited Liability Company Agreement of the general partner (the “Company Agreement”) provides that to the fullest extent permitted by law, (a) any Person who is or was an affiliate of the general partner, (b) any Person who is or was a member, partner officer, director, employee, agent or trustee of the general partner or any affiliate of the general partner and (c) any Person who is or was serving at the request of the general partner or any affiliate of the general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another Person (collectively the “Company Indemnitees”), shall be indemnified and held harmless by the general partner, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Company Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as a Company Indemnitee; provided, that in each case the Company Indemnitee acted in good faith, in a manner that such Company Indemnitee reasonably believed to be in, or not opposed to, the best interests of the general partner and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere, or its equivalent, shall not create a presumption that the Company Indemnitee acted in a manner contrary to that specified above.  Any indemnification pursuant to Section 7.01 of the Company Agreement shall be made only out of the assets of the general partner.

Section 7.01(b) of the Company Agreement also states that to the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by a Company Indemnitee who is indemnified pursuant to Section 7.01(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the general partner prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the general partner of an undertaking by or on behalf of the Company Indemnitee to repay such amount if it shall be determined that the Company Indemnitee is not entitled to be indemnified as authorized by the Company Agreement.

Section 7.02(a) of the Company Agreement provides that no Company Indemnitee shall be liable for monetary damages to the general partner or any other Persons who have acquired membership interests in the general partner, for losses sustained or liabilities incurred as a result of any act or omission if such Company Indemnitee acted in good faith.

Crosstex Energy Finance Corp.

Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination that the present or former director, officer, employee or agent has met the applicable standard of conduct and, in the case of a person who is a director or officer of the corporation at the time of such determination, such determination shall be made by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Also, Article VI of the bylaws of Crosstex Energy Finance Corporation provides for the indemnification of directors and officers of the company and those persons who serve at the request of the company as directors, officers, employees or agents of any other enterprise against certain liabilities under certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company as set forth above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

(a)           Exhibits:

Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

(b)           Financial Statement Schedules:

None.

Item 22. Undertakings.

Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Each undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 5, 2013.

CROSSTEX ENERGY, L.P.

By:	Crosstex Energy GP, LLC,
its General Partner

	By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Executive Vice President and Chief Financial Officer

CROSSTEX ENERGY FINANCE CORPORATION

By:	/s/ Michael J. Garberding
Name:	Michael J. Garberding
Title:	Executive Vice President and Chief Financial Officer

CROSSTEX ENERGY SERVICES, L.P.

By:	Crosstex Operating GP, LLC,
its General Partner

	By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Executive Vice President and Chief Financial Officer

CROSSTEX OPERATING GP, LLC
CROSSTEX ENERGY SERVICES GP, LLC
CROSSTEX PROCESSING SERVICES, LLC
CROSSTEX PELICAN, LLC
CROSSTEX LIG LIQUIDS, LLC
CROSSTEX PERMIAN, LLC
CROSSTEX PERMIAN II, LLC
CROSSTEX ORV HOLDINGS, INC.
WEST VIRGINIA OIL GATHERING, LLC
APPALACHIAN OIL PURCHASERS, LLC
KENTUCKY OIL GATHERING, LLC
OHIO OIL GATHERING II, LLC
OHIO OIL GATHERING III, LLC
OOGC DISPOSAL COMPANY I, LLC
M & B GAS SERVICES, LLC

By:	/s/ Michael J. Garberding
Name:	Michael J. Garberding
Title:	Executive Vice President and Chief Financial Officer

CROSSTEX GULF COAST MARKETING LTD.
CROSSTEX CCNG PROCESSING LTD.
CROSSTEX NORTH TEXAS PIPELINE, L.P.
CROSSTEX NORTH TEXAS GATHERING, L.P.
CROSSTEX NGL MARKETING, L.P.
CROSSTEX NGL PIPELINE, L.P.

By:	Crosstex Energy Services GP, LLC,
General partner of each above
limited partnership

	By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Executive Vice President and Chief Financial Officer

SABINE PASS PLANT FACILITY JOINT VENTURE

By:	Crosstex Processing Services, LLC,
as general partner, and

By:	Crosstex Pelican, LLC,
as general partner

	By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

CROSSTEX ENERGY GP, LLC, as the general partner of CROSSTEX ENERGY, L.P.

Signature	Title	Date

*	President, Chief Executive Officer and Director	February 5, 2013
Barry E. Davis	(Principal Executive Officer)

*	Chairman of the Board	February 5, 2013
Rhys J. Best

*	Director	February 5, 2013
Leldon E. Echols

*	Director	February 5, 2013
Bryan H. Lawrence

*	Director	February 5, 2013
Cecil E. Martin, Jr.

*	Director	February 5, 2013
D. Dwight Scott

*	Director	February 5, 2013
Kyle D. Vann

/s/ Michael J. Garberding	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2013
Michael J. Garberding

CROSSTEX ENERGY FINANCE CORPORATION

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2013
Barry E. Davis

/s/ Michael J. Garberding	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2013
Michael J. Garberding

*	Executive Vice President, General Counsel, Secretary and Director	February 5, 2013
Joe A. Davis

*	Executive Vice President, Chief Operating Officer and Director	February 5, 2013
William W. Davis

CROSSTEX OPERATING GP, LLC, on behalf of itself and as the general partner of CROSSTEX ENERGY SERVICES, L.P.

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2013
Barry E. Davis

/s/ Michael J. Garberding	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2013
Michael J. Garberding

*	Executive Vice President, General Counsel, Secretary and Director	February 5, 2013
Joe A. Davis

*	Executive Vice President, Chief Operating Officer and Director	February 5, 2013
William W. Davis

CROSSTEX ENERGY SERVICES GP, LLC, on behalf of itself and as the general partner of CROSSTEX GULF COAST MARKETING LTD., CROSSTEX CCNG PROCESSING LTD., CROSSTEX NORTH TEXAS PIPELINE, L.P., CROSSTEX NORTH TEXAS GATHERING, L.P., CROSSTEX NGL MARKETING, L.P., and CROSSTEX NGL PIPELINE, L.P.

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2013
Barry E. Davis

/s/ Michael J. Garberding	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2013
Michael J. Garberding

*	Executive Vice President, General Counsel, Secretary and Director	February 5, 2013
Joe A. Davis

*	Executive Vice President, Chief Operating Officer and Director	February 5, 2013
William W. Davis

CROSSTEX LIG LIQUIDS, LLC

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2013
Barry E. Davis

/s/ Michael J. Garberding	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2013
Michael J. Garberding

*	Executive Vice President, General Counsel, Secretary and Director	February 5, 2013
Joe A. Davis

*	Executive Vice President, Chief Operating Officer and Director	February 5, 2013
William W. Davis

CROSSTEX PERMIAN, LLC

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2013
Barry E. Davis

/s/ Michael J. Garberding	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2013
Michael J. Garberding

*	Executive Vice President, General Counsel, Secretary and Director	February 5, 2013
Joe A. Davis

*	Executive Vice President, Chief Operating Officer and Director	February 5, 2013
William W. Davis

CROSSTEX PERMIAN II, LLC

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2013
Barry E. Davis

/s/ Michael J. Garberding	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2013
Michael J. Garberding

*	Executive Vice President, General Counsel, Secretary and Director	February 5, 2013
Joe A. Davis

*	Executive Vice President, Chief Operating Officer and Director	February 5, 2013
William W. Davis

CROSSTEX PROCESSING SERVICES, LLC, on behalf of itself and as general partner of SABINE PASS PLANT FACILITY JOINT VENTURE

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2013
Barry E. Davis

/s/ Michael J. Garberding	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2013
Michael J. Garberding

*	Executive Vice President, General Counsel, Secretary and Director	February 5, 2013
Joe A. Davis

*	Executive Vice President, Chief Operating Officer and Director	February 5, 2013
William W. Davis

CROSSTEX PELICAN, LLC, on behalf of itself and as general partner of SABINE PASS PLANT FACILITY JOINT VENTURE

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2013
Barry E. Davis

/s/ Michael J. Garberding	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 5, 2013
Michael J. Garberding

*	Executive Vice President, General Counsel, Secretary and Director	February 5, 2013
Joe A. Davis

*	Executive Vice President, Chief Operating Officer and Director	February 5, 2013
William W. Davis

CROSSTEX ORV HOLDINGS, INC.

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2013
Barry E. Davis

/s/ Michael J. Garberding	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2013
Michael J. Garberding

*	Executive Vice President, General Counsel, Secretary and Director	February 5, 2013
Joe A. Davis

*	Executive Vice President, Chief Operating Officer and Director	February 5, 2013
William W. Davis

WEST VIRGINIA OIL GATHERING, LLC

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2013
Barry E. Davis

/s/ Michael J. Garberding	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2013
Michael J. Garberding

*	Executive Vice President, General Counsel, Secretary and Director	February 5, 2013
Joe A. Davis

*	Executive Vice President, Chief Operating Officer and Director	February 5, 2013
William W. Davis

APPALACHIAN OIL PURCHASERS, LLC

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2013
Barry E. Davis

/s/ Michael J. Garberding	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2013
Michael J. Garberding

*	Executive Vice President, General Counsel, Secretary and Director	February 5, 2013
Joe A. Davis

*	Executive Vice President, Chief Operating Officer and Director	February 5, 2013
William W. Davis

KENTUCKY OIL GATHERING, LLC

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2013
Barry E. Davis

/s/ Michael J. Garberding	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2013
Michael J. Garberding

*	Executive Vice President, General Counsel, Secretary and Director	February 5, 2013
Joe A. Davis

*	Executive Vice President, Chief Operating Officer and Director	February 5, 2013
William W. Davis

OHIO OIL GATHERING II, LLC

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2013
Barry E. Davis

/s/ Michael J. Garberding	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2013
Michael J. Garberding

*	Executive Vice President, General Counsel, Secretary and Director	February 5, 2013
Joe A. Davis

*	Executive Vice President, Chief Operating Officer and Director	February 5, 2013
William W. Davis

OHIO OIL GATHERING III, LLC

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2013
Barry E. Davis

/s/ Michael J. Garberding	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2013
Michael J. Garberding

*	Executive Vice President, General Counsel, Secretary and Director	February 5, 2013
Joe A. Davis

*	Executive Vice President, Chief Operating Officer and Director	February 5, 2013
William W. Davis

OOGC DISPOSAL COMPANY I, LLC

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2013
Barry E. Davis

/s/ Michael J. Garberding	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2013
Michael J. Garberding

*	Executive Vice President, General Counsel, Secretary and Director	February 5, 2013
Joe A. Davis

*	Executive Vice President, Chief Operating Officer and Director	February 5, 2013
William W. Davis

M & B GAS SERVICES, LLC

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2013
Barry E. Davis

/s/ Michael J. Garberding	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2013
Michael J. Garberding

*	Executive Vice President, General Counsel, Secretary and Director	February 5, 2013
Joe A. Davis

*	Executive Vice President, Chief Operating Officer and Director	February 5, 2013
William W. Davis

*                 The undersigned, by signing his name hereto, does execute this Amendment No. 2 to the registration statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ Michael J. Garberding
Michael J. Garberding
Attorney-in-Fact

INDEX TO EXHIBITS

Number	Description
3.1	Certificate of Limited Partnership of Crosstex Energy, L.P. (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1, file No. 333-97779).

3.2

Certificate of Amendment to the Certificate of Limited Partnership of Crosstex Energy, L.P. (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, file No. 000-50067).

3.3

Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of March 23, 2007 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated March 23, 2007, filed with the Commission on March 27, 2007, file No. 000-50067).

3.4

Amendment No. 1 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated December 20, 2007 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated December 20, 2007, filed with the Commission on December 21, 2007, file No. 000-50067).

3.5

Amendment No. 2 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated March 27, 2008, filed with the Commission on March 28, 2008, file No. 000-50067).

3.6

Amendment No. 3 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of January 19, 2010 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated January 19, 2010, filed with the Commission on January 22, 2010, file No. 000-50067).

3.7

Amendment No. 4 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of September 13, 2012 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated September 13, 2012, filed with the Commission on September 13, 2012, file No. 000-50067).

3.8	Certificate of Formation of Crosstex Energy GP, LLC (incorporated by reference to Exhibit 3.7 to our Registration Statement on Form S-1, file No. 333-97779).

3.9

Amended and Restated Limited Liability Company Agreement of Crosstex Energy GP, LLC, dated as of December 17, 2002 (incorporated by reference to Exhibit 3.8 to our Registration Statement on Form S-1, file No. 333-97779).

3.10

Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Crosstex Energy GP, LLC, dated as of January 19, 2010 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K dated January 19, 2010, filed with the Commission on January 22, 2010, file No. 000-50067).

3.11

Certificate of Incorporation of Crosstex Energy Finance Corporation, dated as of May 13, 2004 (incorporated by reference to Exhibit 3.13 to our Registration Statement on Form S-4, file No. 333-166649).

3.12	Bylaws of Crosstex Energy Finance Corporation (incorporated by reference to Exhibit 3.14 to our Registration Statement on Form S-4, file No. 333-166649).

4.1

Indenture, dated as of May 24, 2012, by and among Crosstex Energy, L.P., Crosstex Energy Finance Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated May 23, 2012, filed with the Commission on May 24, 2012, file No. 000-50067).

4.2

Supplemental Indenture, dated August 6, 2012, to the indenture governing the Issuers’ 7 1/8% senior unsecured notes due 2022, dated as of May 24, 2012, by and among Crosstex Energy, L.P., Crosstex Energy Finance Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.4 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, file No. 000-50067).

4.3

Supplemental Indenture, dated as of October 5, 2012, to the indenture governing the Issuers’ 7 1/8% senior unsecured notes due 2022, dated as of May 24, 2012, by and among Crosstex Energy, L.P., Crosstex Energy Finance Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated October 2, 2012, filed with the Commission on October 5, 2012, file No. 000-50067).

4.4

Registration Rights Agreement, dated as of May 24, 2012, by and among Crosstex Energy, L.P., Crosstex Energy Finance Corporation, the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers named therein (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated May 23, 2012, filed with the Commission on May 24, 2012, file No. 000-50067).

5.1***	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

5.2***	Opinion of Taylor, Porter, Brooks & Phillips, L.L.P.

8.1***	Opinion of Baker Botts L.L.P. relating to tax matters (included in Exhibit 5.1).

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of KPMG LLP.

23.2**	Consent of Kreischer Miller.

23.3***	Consent of Baker Botts L.L.P. (included in Exhibits 5.1 and 8.1).

24.1*	Power of Attorney.

25.1*	Statement of Eligibility of Trustee on Form T-1.

*	Previously filed with the Registration Statement on Form S-4 (File No. 333-185409), filed with the Commission on December 12, 2012.
**	Previously filed with Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-185409), filed with the Commission on January 15, 2013.
***	Filed herewith.